UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2023 (December 4, 2023)

G-III APPAREL GROUP, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)
(Address of principal executive offices)
512 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10018 (Zip Code)

(212) 403-0500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GIII	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

Employment Agreement with Jeffrey Goldfarb

On December 4, 2023 (the “Effective Date”), G-III Apparel Group, Ltd. (the “Company”) entered into a new Employment Agreement, dated December 4, 2023, with Jeffrey Goldfarb (the “Executive”), its Executive Vice President and a Director of the Company (the “Goldfarb Employment Agreement”).  This Goldfarb Employment Agreement replaced the prior employment agreement dated December 9, 2016 between the Executive and the Company.

Certain significant terms of the Goldfarb Employment Agreement are summarized below.

Duration of Agreement. The Goldfarb Employment Agreement has an initial term through January 31, 2027, with automatic renewal of the term for one-year periods on each December 1st prior to the end of the then Employment Term, commencing with December 1, 2026, unless prior to such December 1st either party shall have given written notice to the other of non-renewal.

Salary, Annual Bonus and Annual Equity Grants. As of the Effective Date, Mr. Goldfarb’s initial base salary will be $950,000, subject to such increases as may be approved in the discretion of the Compensation Committee in its annual review of executive compensation. During each of the Company’s fiscal years during the employment term, commencing with the fiscal year ending January 31, 2024, Mr. Goldfarb will be eligible to receive a target bonus in the amount of $1,500,000 for each fiscal year based on achieving certain performance metrics and adjustments as determined by the Compensation Committee.  In addition, Mr. Goldfarb is eligible to participate in equity grant programs established by the Compensation Committee with an annual guideline award value of $1,500,000, subject to the discretion of the Compensation Committee to increase or decrease the actual equity award value and other terms and conditions of the award.

Benefits. Mr. Goldfarb will participate in all retirement and welfare benefit plans, programs, arrangements and receive other benefits that are customarily available to senior executives of the Company, subject to eligibility requirements.

Effect of Termination. In the event of Mr. Goldfarb’s death during the term, the estate of Mr. Goldfarb shall be entitled to receive any unpaid portion of his annual salary as has been accrued through the date of the death, any unpaid annual bonus attributable to the entire fiscal year in which such termination occurs, any unpaid benefits and any unpaid reimbursable expenses. If the termination is due to disability during the term, Mr. Goldfarb is entitled to any unpaid portion of his annual salary as has accrued through the date of the termination, any unpaid annual bonus attributable to the entire fiscal year in which such termination occurs, any unpaid benefits and any unpaid reimbursable expenses.

If during the term, the Company terminates Mr. Goldfarb’s employment without “justifiable cause” (including if the Company gives written notice to Mr. Goldfarb that the employment term will not be extended further) or if he terminates his employment for “good reason” (each as defined in the Goldfarb Employment Agreement), then Mr. Goldfarb will be entitled to receive his annual salary, reimbursement of expenses, any benefits and any bonus accrued through the date of termination, plus a severance of his annual salary, annual bonus and benefits for a period of 24 months (conditioned upon Mr. Goldfarb’s general release and compliance with non-compete, non-solicitation and confidentiality).  For the purposes of determining the severance pay, Mr. Goldfarb’s applicable salary will be the highest annual rate of salary in effect during the one-year period preceding the termination date, and Mr. Goldfarb’s applicable annual bonus will be an annual bonus for each 12-month period during such severance period in an amount equal to the greater of (i) the average annual cash bonus earned by Mr. Goldfarb during the two fiscal years immediately preceding the fiscal year in which the employment terminates and (ii) an annual bonus amount of $500,000 (in addition to his salary compensation for such period).

Restrictive Covenants. The Goldfarb Employment Agreement contains certain restrictive covenants that apply during and after Mr. Goldfarb’s employment, including an agreement to not disclose confidential information and, for a one-year period following his termination of employment (or if Mr. Goldfarb becomes entitled to severance benefits, for a two-year period following his termination of employment), non-competition and non-solicitation agreements.

Executive Transition Agreement with Jeffrey Goldfarb

In addition, on December 4, 2023, the Company into a new Executive Transition Agreement with the Executive (the “Executive Transition Agreement”), which replaced the prior Amended and Restated Executive Transition Agreement made as of February 15, 2011, as amended as of December 9, 2016, between the Company and the Executive.

The Executive Transition Agreement provides that if a Change in Control (as defined therein) occurs and, during the three months before a Change in Control or the two years after a Change in Control, Mr. Goldfarb is terminated by the Company without Cause (as defined therein) or if Mr. Goldfarb resigns for Good Reason (as defined therein), he will be entitled to continuation of specified benefits and periodic severance payments totaling 2 times the sum of (i) his highest annual salary in effect during the one-year period before his termination of employment, plus (ii) the greater of (a) the average annual cash bonus he earned during the two fiscal years before the fiscal year of his termination of employment and (b) an annual bonus amount of $500,000.

Employment Agreement with Dana Perlman

On November 27, 2023, the Company entered into an Amended Employment Agreement with Ms. Dana Perlman (the “Perlman Employment Agreement”), for Ms. Perlman to become its Chief Growth and Operations Officer, effective on the Start Date, which is a date on which the Company and Ms. Perlman shall mutually agree upon and which is expected to be on or prior to January 8, 2024 (the “Effective Date”). The material terms of the Perlman Employment Agreement are summarized below.

Salary, Annual Bonus and Annual Equity Grants. As of the Effective Date, Ms. Perlman’s initial base salary will be $750,000. For the fiscal year ending January 31, 2025 and each fiscal year after, Ms. Perlman will be eligible to receive a target bonus of up to a maximum of two (2) times the base salary based on achieving certain performance criteria: 60% based on pre-tax income vs. budget, and 40% based on management’s assessment of Ms. Perlman’s overall performance, including but not limited to the areas of management oversight, strategy and acquisitions.

Benefits. In addition, as of the Effective Date, Ms. Perlman will participate in all retirement and welfare benefit plans, programs, arrangements and receive other benefits that are customarily available to senior executives of the Company, subject to eligibility requirements.

Initial Grant and Sign-On Bonus. Within 30 days of the Effective Date, Ms. Perlman is entitled to receive a grant of restricted stock units (“RSUs”) or similar equity grant valued at $300,000 as of the date of the grant, which will cliff vest on the third anniversary date of the grant.

Ms. Perlman will be eligible for a sign-on bonus in the amount of $500,000, less applicable tax withholding and deductions, if she is employed with the Company for six (6) months.  The sign-on bonus will be payable within 30 days of the six-month anniversary of the Effective Date.  If within 12 months following the Effective Date, Ms. Perlman voluntarily terminates her employment without good reason (as defined therein), or is terminated by the Company for justifiable cause (as defined therein), Ms. Perlman will be required to repay the sign-on bonus in full.

Effect of Termination. In the event of Ms. Perlman’s death during the term, the estate of Ms. Perlman shall be entitled to receive any unpaid portion of her annual salary through the date of the death, any unpaid annual bonus attributable to the prior fiscal year, any unpaid benefits and nay unpaid reimbursable expenses. If the termination is due to disability during the term, Ms. Perlman is entitled to any unpaid portion of her annual salary through the date of the termination, any unpaid annual bonus attributable to the prior fiscal year (pro-rated based on the days in the prior fiscal year when she was not on leave due to disability), any unpaid benefits and nay unpaid reimbursable expenses.

If, during the term, the Company terminates Ms. Perlman’s employment without “justifiable cause” or if she terminates her employment for “good reason” (each as defined in the Perlman Employment Agreement), then Ms. Perlman will be entitled to receive her annual salary, reimbursement of expenses and any bonus accrued through the date of termination, plus a severance of the salary and benefits for a period of 12 months (conditioned upon Ms. Perlman’s general release and compliance of non-compete, non-solicitation and confidentiality).

Restrictive Covenants. The Perlman Employment Agreement contains certain restrictive covenants that apply during and after Ms. Perlman’s employment, including an agreement to not disclose confidential information and, for a one-year period following her termination of employment for any reason, non-competition and non-solicitation agreements.

In addition, Ms. Perlman entered into an arbitration agreement with the Company.

The foregoing descriptions of the Goldfarb Employment Agreement, the Executive Transition Agreement and the Perlman Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Goldfarb Employment Agreement, the Executive Transition Agreement and the Perlman Employment Agreement, a copy of each is attached to, and is incorporated by reference into, this Current Report on Form 8-K.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information with respect to the Goldfarb Employment Agreement and the Executive Transition Agreement with Mr. Jeffrey Goldfarb, and the Perlman Employment Agreement with Ms. Perlman set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

(c) (e) Appointment of New Officer

On December 5, 2023, the Company issued a press release to announce that the Company appointed Ms. Dana Perlman as its Chief Growth and Operations Officer, effective January 8, 2024.

Ms. Perlman, age 43, was an executive at PVH Corp. from 2012 to 2022, most recently serving as PVH’s Chief Strategy Officer and Treasurer from May 2021 to July 2022.  In that position, she led global business strategy and development, along with Treasury and Investor Relations. In this role, Ms. Perlman led PVH’s strategic activity, including mergers and acquisitions, joint ventures, divestitures, and tactical third party relationships, including the buybacks of key joint ventures and licensees spanning China, Ethiopia, and Australia; and the divestitures of the Bass, Speedo, and Heritage Brands businesses.  Prior to joining PVH, Ms. Perlman held several roles in investment banking retail groups at Barclays Capital, Lehman Brothers, and Credit Suisse First Boston. Ms. Perlman is currently a director of O’Reilly Automotive Inc. (Nasdaq: ORLY), and previously served on the Board of Sigma Lithium Corporation (Nasdaq: SGML).

There is no arrangement or understanding between Ms. Perlman and any other person pursuant to which she was to be selected as an officer and there is no family relationship between Ms. Perlman and any of the Company’s director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer.

Item 7.01     Regulation FD Disclosure.

On December 5, 2023, the Company issued a press release announcing Ms. Perlman’ appointment. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated December 4, 2023, between G-III Apparel Group, Ltd. and Jeffrey Goldfarb
10.2	Executive Transition Agreement, dated December 4, 2023, between G-III Apparel Group, Ltd. and Jeffrey Goldfarb
10.3	Amended Employment Agreement, dated November 27, 2023, between G-III Apparel Group, Ltd. and Dana Perlman
99.1	Press Release, dated December 5, 2023

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: December 5, 2023	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer

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